Exhibit 10.27

                              EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT (the "Agreement") is made this ____ day of July, 1998, by MLC Holdings, Inc. a Delaware corporation with its principal place of business at 11150 Sunset Hills Road, Suite 110, Reston, Virginia (hereinafter referred to as "MLC" and collectively with all of MLC's subsidiaries and divisions, the "Employer"), and Nadim Achi residing at 1851 Alexander Bell Drive, Reston, VA 20191 (the "Executive").


         WHEREAS, pursuant to an Agreement and Plan of Merger dated as of the ___ day of July, 1998 (the "Merger Agreement"), by and among MLC, MLC Network Solutions of Virginia, Inc., a wholly owned subsidiary of MLC ("Network Solutions"), PC Plus, Inc. ("PCPlus") and the stockholders of PCPlus, PCPlus merged (the "Merger") with and into Network Solutions and Network Solutions was the surviving corporation in the Merger;

     WHEREAS, the delivery and execution of this Agreement by the Executive was a material condition to the consummation of the Merger; and

         WHEREAS, the parties wish to set forth the terms and conditions upon which the Employer will employ the Executive.


         NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:


1) Term of Employment; Title; Duties; Authority. The Employer hereby employs the
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Executive,  and the Executive hereby accepts employment with the Employer, for a period of two (2) years from the date hereof (the "Initial Term") and upon the other terms set forth in this Agreement. The term of this Agreement shall renew automatically for successive one (1) year periods (each, a "Renewal Term") unless a party hereto provides written notice to terminate to the other party prior to thirty (30) days before the end of the Initial Term or any Renewal Term. The Executive shall serve as the President and Chief Executive Officer of Network Solutions, which may be a subsidiary or a division of MLC, during the term of his employment under this Agreement. The Executive shall report to the person designated by the Chief Executive Officer of MLC and the Executive shall perform such services consistent with his position as may be reasonably assigned to him from time to time by such person.

2) Extent of Services.  The Employee  agrees to devote his entire  business time
   -------------------
(which shall exclude any permissible vacation time described in Section 7 below) and attention to the performance of his duties under this Agreement. He shall perform his duties to the best of his ability and shall use his best efforts to further the interests of the Employer. To the extent necessary to reasonably perform his duties hereunder, the Executive shall work at the principal office of PCPlus located at 1851 Alexander Bell Drive, Reston, Virginia 20191. The Executive represents and warrants to the
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Employer  that he is able to enter into this  Agreement  and that his ability to enter into this Agreement and to fully perform his duties hereunder are not limited to or restricted by any agreements or understandings between the Executive and any other person. For the purposes of this Agreement, the term "person" means any natural person, corporation, partnership, limited liability partnership, limited liability company, or any other entity of any nature. Notwithstanding the foregoing, the Executive shall be permitted to serve as chairman of, to provide general oversight services to, and otherwise to participate in a non-executive capacity in the operations of ImagingCo (as
defined  in  the  Merger  Agreement)  during   non-business  hours  so  as  such
participation does not affect or interfere in any material manner, in the reasonable discretion of Employer, the Executive's performance of his duties
pursuant  to  this   Agreement.   The  Executive   shall  be  given   reasonable
accommodation, including the use of his vacation time or unpaid leave (each as described in Section 7 below), to permit him to provide the foregoing services to ImagingCo consistent with his duties hereunder.

3) Base Salary.  The Employer  shall pay the  Executive a base annual  salary of
   ------------
$150,000, subject to such increases as may be approved by the Chief Executive Officer or the Board of Directors of MLC. The salary shall be payable in monthly installments of $12,500, minus such deductions as may be required by law or reasonably requested by the Executive.

4) Bonus.  The  Executive  shall be  eligible  to receive  annual  discretionary
   ------
bonuses determined by the Chief Executive Officer or the Board of Directors of MLC based on the Executive's performance. The Executive shall also be eligible to be granted options as determined by the Board of Directors of MLC from time to time in addition to the options granted pursuant to Section 6 of this Agreement.

5) Severance.
   ----------

a) If the Executive is terminated by the Employer without cause at any time during the term hereof, all of the Executive's non-vested stock options that would have vested as set forth in Section 6 of this Agreement during the year of this Agreement in which the termination occurred shall immediately vest and shall be exercisable by the Employee in accordance with their terms. If the Executive voluntarily terminates his employment with Employer or is terminated for cause, no such stock options shall vest.

 b) For the purposes of this Agreement, "cause" shall mean any of the following: (i) gross or willful misconduct in the performance of the Executive's duties hereunder; (ii) conviction of a crime (other than traffic violations) involving dishonesty, fraud or moral turpitude; (iii) physical or mental incapacity for a period of five (5) consecutive months (such period of incapacity shall be deemed to be continuously consecutive unless Executive has returned to work on a full-time basis for eight (8) consecutive weeks); (iv) the occurrence of any wrongful and intentional act or omission which has a material adverse impact on the financial condition or financial prospects of Employer; or (v) the failure of the Executive, for any reason, to devote all of his business time and efforts in a diligent manner to the performance of his duties and responsibilities hereunder.
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6) Stock Options.
   --------------

     a) Pursuant to MLC's 1996 Stock Incentive Plan (the "Stock Incentive Plan"), the Executive shall be granted stock options for the purchase of 10,000 shares of common stock of MLC with an exercise price equal to the fair market value of the common stock on the date on which the Compensation Committee of the Board of Directors of MLC grants the option (the "Date of Grant"). Subject to partial early vesting as set forth in Section 5(a) of this Agreement and provided that the Executive continues to be employed by the Employer, twenty percent (20%) of such stock options shall vest on each anniversary date of this Agreement; provided, however, in the event that the Executive voluntarily terminates this Agreement or the Employer terminates the Executive for cause, all vested options shall terminate ninety (90) days following the date of termination. The stock option agreement for such options may contain such other and further terms as are not inconsistent with this Agreement or the 1996 Stock Incentive Plan.

     b) Subject to Section 5(a), all unvested options shall expire on the date in which the Executive is no longer employed by the Employer.

7) Fringe  Benefits.  The Executive shall be entitled to all benefits  generally
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available  to  employees  of  the  Employer  of  similar  levels  of  authority, including, without limitation, eight weeks of paid vacation. In addition, the Executive shall be entitled to the use, at Employer's expense, any car currently leased by PCPlus until expiration of the lease term and of the use of a company credit card for business purposes.

8)  Reimbursement  of  Business  Expenses.  The  Employer  shall  reimburse  the
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Executive  in   accordance   with   Employer's   policies  for  all   reasonable
out-of-pocket costs incurred or paid by the Executive in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Executive of documentation, expense statements, vouchers, and/or such other supporting information as the Employer may reasonably request.

9)  Non-Competition and Non-Solicitation.
    -------------------------------------

     a) The Executive agrees that while the Executive is employed pursuant to this Agreement and for a period of the greater of (i) four years from and after the Closing Date (as defined in the Merger Agreement) or (ii) two years from and after the date he ceases employment with the Employer for any reason (the "Non-Competition Period"), whether by action of the Executive or the Employer, the Executive will not, except as otherwise provided herein, engage or participate, directly or indirectly, as principal, agent, executive, director, proprietor, joint venturer, trustee, employee, employer, consultant, stockholder, partner or in any other capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, any VAR business that the Employer or its affiliates conduct as of the Closing Date including, without limitation, equipment leasing and equipment financing; provided, however, that the restrictions set forth in this Section 9(a) shall be

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inapplicable  (i) with  respect to any lines of business of the  Employer or its affiliates in which the Executive has not actively participated in the operation or management in the event that (a) the Employer terminates the Executive for any reason other than for cause, (b) the Executive terminates his employment with Employer for cause or (ii) in the event of MLC's bankruptcy, dissolution or forced reorganization.

     b) During the Non-Competition Period, the Executive will not, for his/her own benefit or for the benefit of any person or entity other than the Employer,
(i) solicit, or assist any person or entity other than the Employer to solicit, any officer, director, executive or employee of the Employer to leave his/her employment, (ii) hire or cause to be hired any present or former officer, director, executive or employee of the Employer, or (iii) engage any present or former officer, director, executive or employee of the Employer as a partner, contractor, sub-contractor, employee or consultant.

     c) During the Noncompetition Period, the Executive will not (i) solicit, or assist any person or entity other than the Employer to solicit, any person or entity that is a client of the Employer, or has been a client of the Employer during the preceding twelve (12) months prior to the date of termination, to lease and/or finance information technology assets or any other products or services the Employer provides to a client, or (ii) interfere with any of Employer's business relationships.

     d) The Executive acknowledges that (i) the markets served by the Employer are national in scope and are not dependent on the geographic location within the United States of the executive personnel or the businesses by which they are employed; and (ii) the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of the Employer.

     e) Nothing in this Agreement shall be deemed to prohibit the Executive from owning, solely as an investment, securities of any person which are traded on a national securities exchange or quoted on a inter-dealer quotation system, provided that such securities constitute two percent (2%) or less of the outstanding equity securities of any such person and the Executive is not a controlling person of, or a member of a group which controls, such person.

     f) Nothing contained in this Section 9 shall in any way preclude the involvement of the Executive in the imaging and other non-VAR businesses of ImagingCo, provided that such non-VAR businesses do not consist of businesses that involve computer leasing and equipment financing.

10) Confidential Information.
-----------------------------

     a) The Executive shall not (for his own benefit or the benefit of any person or entity other than the Employer) use or disclose any of the Employer's trade secrets or other confidential information. The term "trade secrets or other confidential information" includes, by way of example, matters of a technical nature, "know-how," computer programs (including documentation of such programs), research projects, and matters of a business nature, such as

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proprietary   information  about  costs,  profits,   markets,  sales,  lists  of
customers, and other information of a similar nature to the extent not available to the public and to the extent not independently generated by the Executive or others without any reference to any of the Employer's trade secrets or other confidential information, and such materials constituting plans for future development. After termination of this Agreement, the Executive shall not use or disclose trade secrets or other confidential information unless such information becomes a part of the public domain other than through a breach of this Agreement or is disclosed to the Executive by a third party who is entitled to receive and disclose such information or such disclosure is required by law.

     b) Upon the effective date of notice of the Executive's or the Employer's election to terminate this Agreement, or at any time upon the request of the Employer, the Executive (or his heirs or personal representatives) shall deliver to the Employer all documents and materials containing trade secrets and confidential information relating to the Employer's business and all documents, materials and other property belonging to the Employer, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives).

     c) All discoveries and works made or conceived by the Executive during and in the course of his employment by the Employer, jointly or with others, that relate to the Employer's activities shall be owned by the Employer. The terms "discoveries and works" include, by way of example, inventions, computer programs (including documentation of such programs), technical improvements, processes, drawings, and works of authorship, including sales materials which relate to direct sales, telemarketing, wall media products, sampling/comparing or services. The Executive shall promptly notify and make full disclosure to, and execute and deliver any documents requested by, the Employer to evidence or better assure title to such discoveries and works by the Employer, assist the Employer in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection and other protection of any and all such discoveries and works, and promptly execute, whether during his employment or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Employer and to protect its title thereto. Any discoveries and works which, within six months after the termination of the Executive's employment by the Employer, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by the Executive and which pertain to work performed by the Executive while with, and in his capacity as an employee of, the Employer shall, as between the Executive and the Employer, be presumed to have been made during the Executive's employment by the Employer.

11) Enforcement.
----------------

     a) The parties to this Agreement mutually agree that, in recognition of Employer's dependence on Executive's experience to carry out its business plan and Executive's senior and key position in the Employer, the restrictions detailed in Sections 9 and 10 of this Agreement are necessary and appropriate to give effect to the intended relationships of the parties. Executive agrees that because damages arising from violations of Sections 9 and 10 of this Agreement

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are extremely  difficult to quantify with certainty,  injunctive  relief will be necessary to effect the intent of such Sections. Accordingly, Executive hereby consents to the imposition of otherwise appropriate equitable relief as a remedy to his breach of Sections 9 and 10 of this Agreement.

     b) It is the desire and intent of the parties hereto that the restrictions set forth in Sections 9 and 10 of this Agreement shall be enforced and adhered to in every particular, and in the event that any provision, clause or phrase shall be declared by a court of competent jurisdiction to be judicially unenforceable either in whole or in part -- whether the fault be in duration, geographic coverage or scope of activities precluded -- the parties agree that they will mutually petition the court to sever or limit the unenforceable provision so as to retain and effectuate to the greatest extent legally permissible the intent of the parties as expressed in Sections 9 and 10 of this Agreement; provided, however, that any costs and expenses incurred by the Executive as a result of such petition shall be reimbursed by the Employer to the Executive.

12) Miscellaneous.
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a)   All notices  required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in writing from time to time.

b) Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

c) This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

d) This Agreement may be amended or modified only by a written instrument executed by both the Employer and the Executive.
e) This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to its conflicts of laws principles.

f) This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns; provided, however, that the obligations of the Executive are personal and shall not be assigned or delegated by him.

g) No delays or omission by the Employer or the Executive in exercising any right under this Agreement shall operate as a waiver of that or any other

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     right.  A waiver or consent  given by the Employer or the  Executive on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

h) The captions appearing in this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement

i) In case any provision of this Agreement shall be held by a court with jurisdiction over the parties to this Agreement to be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

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



IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.










                                                              EXECUTIVE










EMPLOYER


MLC HOLDINGS, INC.

By: _/s/ Phillip G. Norton_________________              /s/ Nadim Achi________
         Phillip G. Norton                                   Nadim Achi
      Chairman, President and
         Chief Executive Officer